                                                                EXHIBIT 23.2(a)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2001, with respect to the consolidated financial statements and schedule of Remedy Corporation included in the Registration Statement (Form S-4) and related Prospectus of Peregrine Systems, Inc. for the registration of shares of its common stock.


/s/ Ernst & Young LLP


Palo Alto, California
July 19, 2001